Exhibit 99.1

For Immediate Release

Contact:

Julia Avery (Investors)

Stern Investor Relations, Inc.

212-362-1200

julia@sternir.com

Irene Smith (Media)

Cryo-Cell International, Inc.

813-749-2100

ismith@cryo-cell.com

CRYO-CELL INTERNATIONAL SHARES POTENTIALLY UNDERVALUED

IN TERMS OF EARNINGS YIELD

Company Reported To Have Highest Earnings Yield in Health Care Services Industry

Oldsmar, FL – May 25, 2011 – Cryo-Cell International, Inc. (OTCQX: CCEL) (the “Company”), one of the world’s largest and most established family cord blood banks and global industry leader in innovative stem cell solutions, announced today that it was evaluated by SmarTrend as among the top five companies in the Health Care Services industry with the highest earnings yield. According to the SmarTrend article, “Earnings yield is useful to compare the relative benefit of owning a stock versus owning other yield assets such as bonds. If the earnings yield is higher, stocks may be considered undervalued.” The May 24, 2011 article with SmarTrend’s analysis can be found at http://news.tradingcharts.com/futures/5/9/159207995.html

“The Company believes that our high earnings yield may assist investors in evaluating the relative potential value of Cryo-Cell as compared to other companies in the health care services industry,” said Mercedes A. Walton, Chairman and CEO of Cryo-Cell International. “We anticipate that the Company’s global leadership in the health care services industry and within the stem cell sector in particular, may positively impact Cryo-Cell’s continuing progress towards building shareholder value.”

According to their analysis published on May 24, 2011, SmarTrend currently has shares of Cryo-Cell International in an Uptrend and issued the Uptrend alert on September 13, 2010 at $1.23. The stock has risen 169.4% since the Uptrend alert was issued. Cryo-Cell International stock closed at $3.35 per share on May 24, 2011.

About Cryo-Cell International, Inc.

Based in Oldsmar, Florida, with over 230,000 clients worldwide, Cryo-Cell is one of the largest and most established family cord blood banks. ISO 9001:2008 certified and accredited by the AABB, Cryo-Cell operates in a state-of-the-art Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP)-compliant facility. In November 2007, the Company launched CélleSM (pronounced “C-L”), the world’s first-ever commercial service allowing women to cryopreserve their own menstrual stem cells. Cryo-Cell is a publicly traded company. OTC Bulletin Board Symbol: CCEL. Expectant parents or healthcare professionals may call 1-800-STOR-CELL (1-800-786-7235) or visit www.cryo-cell.com.

Forward-Looking Statement

Statements wherein the terms “believes”, “intends”, “projects”, “anticipates”, “expects”, and similar expressions as used are intended to reflect “forward-looking statements” of the Company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the Company. These uncertainties and other factors include the success of the Company’s global expansion initiatives and product diversification, the Company’s actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the Company’s future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the Company’s business, the Company’s ability to minimize future costs to the Company related to R&D initiatives and collaborations and the success of such initiatives and collaborations, the success and enforceability of the Company’s Célle technology license agreements and U-Cord license agreements and their ability to provide the Company with royalty fees, the ability of Cryology RTS to generate new revenues for the Company and those risks and uncertainties contained in risk factors described in documents the Company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the Company. The Company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

Additional Information and Where To Find It

The Company will be filing documents with the SEC, including the filing by the Company of a proxy statement in connection with the 2011 annual meeting of stockholders. Stockholders are urged to read the Company’s proxy statement for the 2011 annual meeting of stockholders when it becomes available, as well as other relevant documents filed by the Company with the SEC, because they will contain important information. The Company’s definitive proxy statement will be mailed to stockholders of the Company. Stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the Company’s website ( www.cryo-cell.com) under the heading “Investor Relations”, the SEC’s website at (www.sec.gov), or by contacting the Company at (813) 749-2100.

Information Regarding Participants

Information regarding the officers and directors of the Company is included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2011. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed by the Company with SEC in connection with the 2011 annual meeting of stockholders.